News Release
FOR IMMEDIATE RELEASE

Terex Corporation Confirms Receipt of Unsolicited
Proposal from Zoomlion

Westport, CT, January 26, 2016 - Terex Corporation (NYSE:TEX) confirms that it has received an unsolicited, non-binding acquisition proposal from Zoomlion Heavy Industry Science and Technology Co. (“Zoomlion”) to acquire all of the outstanding shares of Terex for $30.00 in cash. The proposal is conditioned on, among other things, receipt of US and Chinese regulatory approval and Zoomlion shareholder approval.

Terex previously announced that it had entered into a Business Combination Agreement with Konecranes Plc providing for a combination of Terex and Konecranes. The Terex Board of Directors has not changed its recommendation of the proposed combination with Konecranes.

Terex has entered into a confidentiality agreement with Zoomlion and is in discussions with Zoomlion regarding the proposal. Consistent with its fiduciary duties, the Terex Board of Directors, in consultation with its legal and financial advisors, is carefully reviewing the Zoomlion proposal to determine the course of action that it believes is in the best interests of Terex shareholders. Terex will have no further comment until the Board has completed its review.

Credit Suisse Securities (USA) LLC and Moelis & Company are serving as financial advisors to Terex and Fried Frank Harris Shriver & Jacobson LLP, Bryan Cave LLP and Avance Attorneys Ltd are acting as legal counsel to Terex.

About Terex
Terex Corporation is a lifting and material handling solutions company reporting in five business segments: Aerial Work Platforms, Construction, Cranes, Material Handling & Port Solutions and Materials Processing. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to investors and the market.

Contact Information:
Tom Gelston
Vice President, Investor Relations
Phone: (203) 222-5943
Email: thomas.gelston@terex.com

Important Information For Investors And Stockholders
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed business combination, Terex and Konecranes will file relevant materials with the SEC, including a Konecranes registration statement on Form F-4 that will include a proxy statement of Terex that also constitutes a prospectus of Konecranes, and a definitive proxy statement/prospectus will be mailed to stockholders of Terex. INVESTORS AND SECURITY HOLDERS OF TEREX ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Terex or Konecranes through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Terex will be available free of charge on Terex's internet website at www.Terex.com.

Terex, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Terex is set forth in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 1, 2015.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This document contains forward-looking statements regarding future events, including statements regarding Terex or Konecranes, the transaction described in this document and the expected benefits of such transaction and future financial performance of the combined businesses of Terex and Konecranes based on each of their current expectations. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. When included in this document, the words "may," "expects," "intends," "anticipates," "plans," "projects," "estimates" and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. Terex and Konecranes have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex and Konecranes, include among others: the ability of Terex and Konecranes to obtain shareholder approval for the transaction, the ability of Terex and Konecranes to obtain regulatory approval for the transaction, the possibility that the length of time required to complete the transaction will be longer than anticipated, the achievement of the expected benefits of the transaction, risks associated with the integration of the businesses of Terex and Konecranes, the possibility that the businesses of Terex and Konecranes may suffer as a result of uncertainty surrounding the proposed transaction, and other factors, risks and uncertainties that are more specifically set forth in Terex' public filings with the SEC and Konecranes' annual and interim reports.  Each of Terex and Konecranes disclaim any obligation to update the forward-looking statements contained herein.

###

Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com

2